UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 16, 2010

FRED'S, INC.
(Exact name of registrant as specified in its charter)

TENNESSEE	62-0634010
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Commission file number 001-14565

4300 New Getwell Road
Memphis, Tennessee 38118
(Address of Principal Executive Offices)

(901) 365-8880
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 16, 2010, the Company held its Annual Meeting of Shareholders at which the Company’s shareholders considered and voted on the following three proposals:

Proposal 1. Election of the Directors

At the Annual Meeting of the Shareholders of FRED’S, Inc., held on June 16, 2010, Michael J. Hayes, John R. Eisenman, Roger T. Knox, Thomas H. Tashjian, B. Mary McNabb, Michael T. McMillan and Bruce Efird were elected as directors of the Company by vote of the shareholders.  The results of the voting were as follows:

Election of Directors:	For	Withheld
Michael J. Hayes	10,560,903	23,601,850
John R. Eisenman	9,873,639	24,289,114
Roger T. Knox	9,982,825	24,179,928
Thomas H. Tashjian	9,881,416	24,281,337
B. Mary McNabb	9,876,362	24,286,391
Michael T. McMillan	9,880,719	24,282,034
Bruce A. Efird	13,862,395	20,300,358

There were no abstentions or broker non-votes with respect to the election of directors.

Proposal 2.  Approve Selection of Independent Registered Public Accounting Firm

The shareholders voted to ratify the appointment of BDO Seidman, LLP as our registered public accounting firm for the fiscal year ending January 29, 2011.  The results of the voting were as follows:

For	Against	Abstain
36,507,044	29,598	315,694

There were no broker non-votes with respect to this proposal.

Proposal 3. Stockholder Proposal Regarding Vendor Code of Conduct and Corporate Standards for Human Rights

The shareholders voted upon and rejected a shareholder proposal regarding supplementing the Company’s Vendor Code of Conduct and Corporate Standards for Human Rights.

The results of the voting were as follows:

For	Against	Abstain	Broker Non-Vote
2,328,853	28,119,429	3,714,463	2,689,591

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2010	FRED’S, Inc.
(Registrant)

/s/ Jerry A. Shore
Jerry A Shore
Executive Vice President and Chief Financial Officer